UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 5, 2020

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 N. MacArthur Blvd., Irving, Texas 75038
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	DAR	New York Stock Exchange	(“NYSE”)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Darling Ingredients Inc. (the "Company") held on May 5, 2020, the stockholders elected the Company's Board of Directors and voted upon two Board proposals contained within the Company's Proxy Statement dated March 25, 2020.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

Randall C. Stuewe	140,507,193	7,182,257	157,829	3,841,224
Charles Adair	146,722,465	967,036	157,778	3,841,224
Beth Albright	147,306,139	382,904	158,236	3,841,224
Linda Goodspeed	146,754,358	934,990	157,931	3,841,224
Dirk Kloosterboer	147,209,316	437,516	200,447	3,841,224
Mary R. Korby	145,115,201	2,550,230	181,848	3,841,224
Charles Macaluso	137,073,104	10,612,949	161,226	3,841,224
Gary W. Mize	146,748,000	941,506	157,773	3,841,224
Michael E. Rescoe	147,209,500	437,182	200,597	3,841,224
Nicole M. Ringenberg	147,258,616	432,173	156,490	3,841,224

The stockholders voted on the following proposals and cast their votes as described below:

Board proposal to ratify the selection of KPMG LLP, independent registered public accounting firm, as the Company’s independent registered public accountant for the fiscal year ending January 2, 2021:

For	Against	Abstentions	Broker Non-Votes
145,976,985	5,533,370	178,148	—

Board proposal to approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstentions	Broker Non-Votes
145,061,293	2,604,837	181,149	3,841,224

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: May 7, 2020	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

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